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                                                                    EXHIBIT 23.3




              [THELEN, MARRIN, JOHNSON & BRIDGES LLP LETTERHEAD]



                              December 24, 1996




MAXXAM Group Holdings Inc.
5847 San Felipe, Suite 2600
Houston, Texas  77257


Dear Sirs:

                With respect to the Registration Statement on Form S-4 relating to an exchange offer for $100 million of Senior Secured Notes due 2003, to be filed by MAXXAM Group Holdings Inc., a Delaware corporation (the "Registration Statement"), we hereby consent to the use of our name, and to references to advice rendered by our firm, in the prospectus included in the Registration Statement under the headings (i) Management's Discussion and Analysis of Financial Condition and Results of Operation of MAXXAM -- MAXXAM (Parent Company) -- Aluminum Operations; (ii) Note 8 of the Notes to Consolidated Financial Statements of Kaiser Aluminum Corporation; (iii) Note 4 of the Notes to Interim Consolidated Financial Statements of Kaiser Aluminum Corporation;
(iv) Note 7 of the Notes to Consolidated Financial Statements of MAXXAM Inc.; and (v) Note 7 of the Notes to Interim Consolidated Financial Statements of MAXXAM Inc.

                                   Very truly yours,

                                   /s/ THELEN, MARRIN, JOHNSON & BRIDGES LLP

                                       THELEN, MARRIN, JOHNSON & BRIDGES LLP